EXHIBIT 5.1
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         GIORDANO, HALLERAN & CIESLA
          A PROFESSIONAL CORPORATION                    JOHN C. GIORDANO, JR.   GERALD P. LALLY
                                                        FRANK R. CIESLA         SEAN E. REGAN |_|
               ATTORNEYS AT LAW                         BERNARD J. BERRY, JR.   JAY S. BECKER
                                                        THOMAS A. PLISKIN       TIMOTHY D. LYONS             OF COUNSEL:
              PLEASE RESPOND TO:                        JOHN A. AIELLO          J. SCOTT ANDERSON          JOHN R. HALLERAN
         U.S. POSTAL SERVICE ADDRESS:                   MICHAEL J. GROSS        PETER B. BENNETT          S. THOMAS GAGLIANO
             POST OFFICE BOX 190                        JOHN A. GIUNCO          LAURENCE I. ROTHSTEIN      RONALD P. HEKSCH
         MIDDLETOWN, NEW JERSEY 07748                   EDWARD S. RADZELY       ROBERT J. FEINBERG |_|    DERRICK A. SCENNA
                                                        SHARLENE A. HUNT        PATRICK S. CONVERY
                     OR:                                PHILIP D. FORLENZA      MICHAEL A. PANE, JR.           -------
 HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:           MICHAEL J. CANNING |_|  MICHAEL J. VITIELLO
              125 HALF MILE ROAD                        PAUL H. SCHNEIDER       STEVEN M. DALTON           JOHN C. GIORDANO
          RED BANK, NEW JERSEY 07701                    ELIZABETH CHRISTIAN     PAMELA J. KNAUER             (1921-1989)
                                                        ANDREW B. ROBINS        TIMOTHY J. DENGLER
                (732) 741-3900                          MICHAEL A. BRUNO        CATHERINE J. BICK              -------
             FAX: (732) 224-6599                        KURT E. ANDERSON        MONICA J. CERES
                                                        PAUL T. COLELLA
                www.ghclaw.com
                                                             -------                 -------           |_| CERTIFIED BY
                                                                                                           THE SUPREME COURT
                                                        TARA PHELAN CARVER      AFIYFA H. BOLTON           OF NEW JERSEY AS A
                                                        TARA L. BENSON          CRAIG M. GIANETTI          CIVIL TRIAL
                                                        RACHEL M. RINNINSLAND   ARI G. BURD                ATTORNEY
                                                        LISA MICELI WATERS      KEVIN B. LEGREIDE
                                                        GREGORY BANACKI, JR.    RAFFI N. KARAKASHIAN
                                                        BRIAN H. HARVEY         MATTHEW J. CERES
                                                        BRIAN J. POLLOCK        SCOTT A. COWAN
                                                        MELISSA V. SKROCKI



DIRECT DIAL NUMBER             DIRECT EMAIL                                                               CLIENT/MATTER NO.
(732) 741-3900                 INFO@GHCLAW.COM                                                            14811-0010

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                                  June 21, 2006


BigString Corporation
3 Harding Road, Suite F
Red Bank, New Jersey 07701

         Re: Registration Statement on Form S-8 relating to the BigString Corporation 2006 Equity Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel to BigString Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing on this date by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement is being filed with the Commission for the registration of 15,000,000 shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), which have been reserved for issuance under the BigString Corporation 2006 Equity Incentive Plan (the "Plan"). This opinion letter has been included as an exhibit to the Registration Statement.

         In rendering the opinion set forth below, we have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, (b) the Plan, and (c) such certificates, corporate and public records, agreements and instruments and other information and documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of each document, agreement and instrument submitted to us as an original, the conformity to the original of each document, agreement and instrument submitted to


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us as a certified copy or photostatic copy, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

         In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock registered under the Registration Statement, when issued under the Plan, will have been duly executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to its issuance.

         We express no opinion concerning the laws of any jurisdiction other than those of the United States of America, and the laws of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock registered under the Registration Statement have been duly authorized, and, when issued and delivered by the Company pursuant to the Plan, and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.

                                            Very truly yours,

                                            /S/ GIORDANO, HALLERAN & CIESLA

                                            GIORDANO, HALLERAN & CIESLA
                                            A Professional Corporation


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